Exhibit 10.19

SECOND AMENDMENT TO INDUSTRIAL LEASE

BETWEEN

GCT SEMICONDUCTOR, INC.

AND

STEPHENS & STEPHENS (RINGWOOD II), LLC

(Successor in Interest to FR/CAL Northwest Alpha, LLC)

This Second Amendment to Lease (“Second Amendment”) is dated this 9th day of July, 2007, by and between GCT SEMICONDUCTOR, INC., a Delaware corporation (“Lessee”), and STEPHENS & STEPHENS (RINGWOOD II), LLC (“Lessor”), a Delaware limited liability company, successor in interest to FR/CAL Northwest Alpha, LLC, a liability partnership (“Prior Owner”).

RECITALS

A. Original Lease: On February 15, 2001, Lessee and Prior Owner entered into a Lease covering 15,067 leasable square feet (“Lease”) in the property at 2121 Ringwood Avenue, San Jose, California. The First Amendment to Industrial Lease dated January 13, 2006 reduced the square footage leased to 9,919 square feet.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

1. Controlling Document: When there is a conflict between the Second Amendment, the First Amendment, and the Lease, the Second Amendment shall control.

2. Term: The term of the Lease is hereby extended for three (3) years commencing September 15, 2007, and ending September 14, 2010.

3. Rent: Base rent is Seven Thousand One Hundred Forty-One Dollars and Sixty-Eight Cents ($7,141.68) per month, commencing September 15, 2007. Base rental rate shall increase four percent (4%) per year.

4. Option to Renew: Lessee shall have one (1) Option to Renew the Term of the Lease for an extension of sixty (60) months. Tenant shall exercise such option, if at all, by giving written notice of such exercise to Landlord not more than nine (9) months and not less than six (6) months prior to the scheduled expiration of the Term. The base rental payable during such extension shall be equal to one-hundred percent (100%) of the fair market rental of the Premises with 4% annual increases. In no event shall the base rent, during the extension period, be less than that paid during the last month of the initial term of the Lease plus 4%.

5. Tenant Improvements:

a. Lessor shall have all HVAC units servicing the premises inspected and provide a report to Lessee. Lessee wants assurance HVAC units have not surpassed their useful life.

b. Lessor shall provide Lessee with $2,000 to install ventilation equipment for their server worn.

c. Lessor shall repair drinking fountain within Premises

d. Lessor shall replace all stained ceiling tiles.

e. Lessor shall replace existing light fixture in men’s restroom with fluorescent light fixture,

f. Lessor shall ensure the HVAC units are in good working order and have an HVAC contractor re-balance the existing HVAC.

6. Terms & Conditions: All other terms and conditions to be in accordance with the Lease.

LESSOR STEPHENS & STEPHENS (RINGWOOD II) LLC, MANAGER		LESSEE GCT SEMICONDUCTOR, INC.

by	/s/ Lane Stephens	by	/s/ Ron Wilderink
Ron Wilderink
(please print name)